NEWS RELEASE

FOR IMMEDIATE RELEASE

SANDY SPRING BANCORP REPORTS INCREASED THIRD QUARTER PROFIT OF $11.3 MILLION

OLNEY, MARYLAND, October 20, 2011 — Sandy Spring Bancorp, Inc., (Nasdaq-SASR) the parent company of Sandy Spring Bank, today announced net income for the third quarter of 2011 of $11.3 million ($.47 per diluted share) compared to net income of $8.5 million ($0.35 per diluted share) for the third quarter of 2010 and net income of $8.3 million ($0.34 per diluted share) for the previous quarter of 2011. The provision for loan and lease losses for the third quarter of 2011 was a credit of $3.5 million compared to a charge of $2.5 million for the third quarter of 2010 and a charge of $1.2 million for the second quarter of 2011.

Net income for the nine-month period ended September 30, 2011 totaled $26.8 million ($1.11 per diluted share) compared to net income of $15.2 million ($0.70 per diluted share) for the prior year period. For the year-to-date, the provision for loan and lease losses reflected a credit of $0.9 million for the first nine months of 2011 compared to a charge of $23.6 million for the prior year period.

“Despite fierce competition in the marketplace, we continue to win our share of quality loans to new and existing clients. This is evidenced by the $167 million in commercial loans we originated during the first nine months of this year. Supported by strong capital and liquidity positions, we continue to take a long term approach to building relationships that are centered on the client experience,” said Daniel J. Schrider, President and Chief Executive Officer.  “It is important to note that while loan growth has been limited by the struggling national and regional economies, our core deposit levels have remained strong and we have very conservatively managed the growth in our investment portfolio, which allows us a high degree of flexibility should loan volumes begin to increase.

“The decrease in credit costs for the quarter reflects our declining levels of charge-offs and is a product of our aggressive efforts to address problem loan issues early in the current credit cycle,” according to Schrider.

Third Quarter Highlights:

•
The provision for loan and lease losses for the third quarter of 2011 was a credit of $3.5 million compared to a charge of $2.5 million for the third quarter of 2010 and a charge of $1.2 million for the second quarter of 2011 as historical net charge-offs continue to improve.

•
Non-performing loans totaled to $82.8 million at September 30, 2011 compared to $93.3 million at September 30, 2010 and $76.5 million at June 30, 2011. This increase over the previous quarter was due primarily to one commercial real estate credit totaling $13.6 million which was placed on non-accrual during the quarter and is adequately collateralized. As a result, the coverage ratio of the allowance for loan and lease losses to non-performing loans decreased to 60% at September 30, 2011 compared to a ratio of 72% at both September 30, 2010 and June 30, 2011.

•
Total loans reflected a small increase compared to the second quarter of 2011 due primarily to growth in commercial owner occupied real estate and residential construction loans. New commercial loan originations totaled $167 million for the first nine months of the year compared to $83 million for the prior year period.

•	The net interest margin declined to 3.53% for the third quarter of 2011, compared to 3.64% for the third quarter of 2010 and 3.58% for the second quarter of 2011.

•
Revenue from wealth management services, which includes fees from trust and investment management and sales of investment products, increased 20% for the third quarter of 2011 compared to the third quarter of 2010 due to growth in average assets under management. This growth was primarily attributable to new client additions.

Review of Balance Sheet and Credit Quality

Comparing September 30, 2011 balances to September 30, 2010, total assets remained virtually level at $3.6 billion. Total loans and leases decreased 2% to $2.1 billion compared to the prior year. The decrease in loans was due primarily to declines in commercial business and consumer loans which were partially offset by an increase in commercial investor real estate loans. While loan balances have somewhat stabilized over the recent quarters, the general lack of loan demand and increased pay-downs as a result of the current state of the economy has limited the Company’s ability to grow loans. During the current quarter, total loans increased slightly compared to balances at June 30, 2011.

Customer funding sources, which include deposits and other short-term borrowings from customers, increased 1% compared to the third quarter of 2010. This increase was due largely to a 13% increase in noninterest-bearing and interest-bearing checking accounts which more than offset a 9% decline in certificates of deposit as a result of continuing rate reductions reflecting the Company’s net interest margin strategy. Growth in checking accounts was the main driver in the increase in core deposits due to clients’ emphasis on safety and liquidity.  Compared to the prior year, money market accounts experienced a 2% decline due mainly to clients’ redeployment of funds into alternative investment products.

Tangible common equity totaled $345.6 million at September 30, 2011 compared to $319.2 million at September 30, 2010 resulting in an increase in the ratio of tangible common equity to tangible assets from 9.06% at September 30, 2010 to 9.75% at September 30, 2011. This increase was due primarily to net income earned during the period. At September 30, 2011, the Company had a total risk-based capital ratio of 16.21%, a tier 1 risk-based capital ratio of 14.96% and a tier 1 leverage ratio of 10.79%.

Non-performing assets totaled $90.8 million at September 30, 2011 compared to $103.6 million at September 30, 2010 and $83.4 million at June 30, 2011. The increase compared to the prior quarter was due primarily to one commercial real estate credit totaling $13.6 million which was placed on non-accrual during the quarter and is considered adequately collateralized. Excluding this one credit, overall credit quality continued to improve as a result of lower net charge-offs, significant pay-downs on other existing problem credits and reduced migration of new credits to non-performing status.

The provision for loan and lease losses was a credit of $3.5 million for the third quarter of 2011 compared to a charge of $2.5 million for the third quarter of 2010 and a charge of $1.2 million for the second quarter of 2011. The decrease in the provision was primarily the result of a lower level of historical net charge-offs.

Loan charge-offs, net of recoveries, totaled $2.0 million for the third quarter of 2011 compared to net charge-offs of $6.5 million for the third quarter of 2010 and net charge-offs of $4.8 million for the second quarter of 2011. The allowance for loan and lease losses represented 2.32% of outstanding loans and leases and 60% of non-performing loans at September 30, 2011 compared to 3.08% of outstanding loans and leases and 72% of non-performing loans at September 30, 2010 and 2.58% of outstanding loans and leases and 72% of non-performing loans at June 30, 2011. Non-performing loans includes accruing loans 90 days or more past due and restructured loans.

Income Statement Review

Net interest income for the third quarter of 2011 decreased by $1.2 million or 4% compared to the third quarter of 2010 due primarily to a decrease in interest income resulting from lower loan balances and the previously mentioned commercial real estate credit placed on non-accrual during the quarter. This decline in interest income was somewhat offset by a decrease in interest expense as average rates paid on deposit products decreased together with a planned run-off in average deposits.  These factors resulted in a decline in the net interest margin to 3.53% for the third quarter of 2011 compared to 3.64% for the third quarter of 2010.

Non-interest income increased $0.8 million or 8% to $11.3 million for the third quarter of 2011 compared to $10.5 million for the third quarter of 2010.  This increase was due primarily to increases in trust and investment management fees of $0.5 million or 21% and fees on sales of investment products, which increased $0.1 million or 16%, both due largely to higher average assets under management. These increases were partially offset by lower deposit service charges, which declined $0.1 million or 5% as a result of the impact of recently enacted legislation on overdraft fees. In addition, income from mortgage banking activities decreased $0.4 million or 25% due to a lower volume of refinancing activity compared to the third quarter of 2010.

Non-interest expenses were $25.8 million for the third quarter of 2011 compared to $25.1 million in the third quarter of 2010, an increase of $0.7 million or 3%. This increase was driven by an increase of $1.0 million or 8% in salaries and benefits expense due to higher salary and incentive compensation expenses. This increase was partially offset by lower FDIC insurance premiums.

Net interest income for the first nine months of 2011 decreased by $2.2 million or 2.5% compared to the first nine months of 2010 as a result of a decline in interest income due mainly to lower average loan balances and selected loans placed on non-accrual status during this period. The impact of a $7.5 million decline in interest income was substantially mitigated by a $5.3 million decline in interest expense as average rates paid on deposit products decreased, although at a slower pace. This resulted in a net interest margin of 3.59% for both the first nine months of 2011 and 2010.

Non-interest income remained virtually level at $32.1 million for the first nine months of 2011 as compared to the prior year period.  Deposit service charges declined $0.9 million or 11% as a result of the impact of recently enacted legislation on overdraft fees.  Trust and investment management fees increased $1.3 million or 18% primarily due to growth in average assets under management.  Fees on sales of investment products increased $0.3 million or 12% due primarily to an increase in managed assets. These increases in asset management fee income substantially offset the erosion experienced in deposit service fee income.  Visa check fees increased $0.3 million or 11% due to a continued increase in the volume of electronic transactions.

Non-interest expenses were $77.7 million in the first nine months of 2011 compared to $74.7 million in the same period of 2010, an increase of $3.0 million or 4%. Salaries and benefits expense increased $2.8 million or 7% due primarily to higher salary and incentive compensation expenses.  Other non-interest expenses increased $1.3 million or 12% due largely to losses on sales of other real estate owned and loan work out expenses.  These increases were partially offset by lower FDIC insurance premiums.

Conference Call

The Company’s management will host a conference call to discuss its third quarter results today at 2:00 P.M. (ET).  A live Web cast of the conference call is available through the Investor Relations’ section of the Sandy Spring Web site at www.sandyspringbank.com.  Participants may call 1-877-317-6789. A password is not necessary.  Visitors to the Web site are advised to log on 10 minutes ahead of the scheduled start of the call.  An internet-based replay will be available at the Web site until 9:00 am (ET) November 21, 2011.  A replay of the teleconference will be available through the same time period by calling 1-877-344-7529 under conference call number 10005260.

About Sandy Spring Bancorp/Sandy Spring Bank

With $3.6 billion in assets, Sandy Spring Bancorp is the holding company for Sandy Spring Bank and its principal subsidiaries, Sandy Spring Insurance Corporation and West Financial Services, Inc.  Sandy Spring Bancorp is the largest publicly traded banking company headquartered and operating in Maryland. Sandy Spring is a community banking organization that focuses its lending and other services on businesses and consumers in the local market area. Independent and community-oriented, Sandy Spring Bank was founded in 1868 and offers a broad range of commercial banking, retail banking and trust services through 43 community offices in Anne Arundel, Carroll, Frederick, Howard, Montgomery, and Prince George’s counties in Maryland, and Arlington, Fairfax and Loudoun counties in Virginia. Through its subsidiaries, Sandy Spring Bank also offers a comprehensive menu of insurance and investment management services. Visit www.sandyspringbank.com to locate an ATM near you or for more information about Sandy Spring Bank.

For additional information or questions, please contact:
Daniel J. Schrider, President & Chief Executive Officer, or
Philip J. Mantua, E.V.P. & Chief Financial Officer
Sandy Spring Bancorp
17801 Georgia Avenue
Olney, Maryland 20832
1-800-399-5919
Email:     DSchrider@sandyspringbank.com
 PMantua@sandyspringbank.com
Web site: www.sandyspringbank.com

Forward-Looking Statements

Sandy Spring Bancorp makes forward-looking statements in this news release and in the conference call regarding this news release.  These forward-looking statements may include: statements of goals, intentions, earnings expectations, and other expectations; estimates of risks and of future costs and benefits; assessments of probable loan and lease losses; assessments of market risk; and statements of the ability to achieve financial and other goals.

Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project” and other similar words and expressions.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time.  Forward-looking statements speak only as of the date they are made.  Sandy Spring Bancorp does not assume any duty and does not undertake to update its forward-looking statements.  Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that Sandy Spring Bancorp anticipated in its forward-looking statements and future results could differ materially from historical performance.

Sandy Spring Bancorp’s forward-looking statements are subject to the following principal risks and uncertainties: general economic conditions and trends, either nationally or locally; conditions in the securities markets; changes in interest rates; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services; changes in real estate values; changes in the quality or composition of the Company’s loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; the Company’s ability to retain key members of management; changes in legislation, regulations, and policies; and a variety of other matters which, by their nature, are subject to significant uncertainties.  Sandy Spring Bancorp provides greater detail regarding some of these factors in its Form 10-K for the year ended December 31, 2010, including in the Risk Factors section of that report, and in its other SEC reports.  Sandy Spring Bancorp’s forward-looking statements may also be subject to other risks and uncertainties, including those that it may discuss elsewhere in this news release or in its filings with the SEC, accessible on the SEC’s Web site at www.sec.gov.

Sandy Spring Bancorp, Inc. and Subsidiaries
FINANCIAL HIGHLIGHTS - UNAUDITED

	Three Months Ended			Nine Months Ended
	September 30,		%	September 30,		%
(Dollars in thousands, except per share data)	2011	2010	Change	2011	2010	Change
Results of Operations:
Net interest income	$28,330	$29,499	(4)%	$84,494	$86,654	(2)%
Provision for loan and lease losses	(3,520)	2,453	-	(854)	23,585	(104)
Non-interest income	11,336	10,539	8	32,130	32,060	-
Non-interest expenses	25,848	25,140	3	77,748	74,711	4
Income before income taxes	17,338	12,445	39	39,730	20,418	95
Net income	11,257	8,484	33	26,844	15,244	76
Net income available to common stockholders	$11,257	$6,410	76	$26,844	$10,767	149

Return on average assets (1)	1.24%	0.70%		1.01%	0.40%
Return on average common equity (1)	10.42%	6.26%		8.61%	3.96%
Net interest margin	3.53%	3.64%		3.59%	3.59%
Efficiency ratio - GAAP (3)	65.16%	62.79%		66.67%	62.93%
Efficiency ratio - Non-GAAP (3)	62.02%	59.08%		63.29%	59.85%

Per share data:
Basic net income	$0.47	$0.35	33%	$1.11	$0.70	59%
Basic net income per common share	0.47	0.27	73	1.11	0.49	127
Diluted net income	0.47	0.35	33	1.11	0.70	59
Diluted net income per common share	0.47	0.27	73	1.11	0.49	127
Average fully diluted shares	24,142,137	24,102,497	-	24,127,814	21,812,412	11
Dividends declared per common share	0.08	0.01	-	0.24	0.03	-
Book value per common share	18.31	17.14	7	18.31	17.14	7
Tangible book value per common share	14.35	13.29	8	14.35	13.29	8
Outstanding Common Shares	24,079,204	24,006,748	-	24,079,204	24,006,748	-

Financial Condition at period-end:
Investment securities	$1,174,180	$1,099,518	7%	$1,174,180	$1,099,518	7%
Loans and leases	2,145,403	2,185,207	(2)	2,145,403	2,185,207	(2)
Interest-earning assets	3,370,360	3,343,173	1	3,370,360	3,343,173	1
Assets	3,626,043	3,606,617	1	3,626,043	3,606,617	1
Deposits	2,640,324	2,585,496	2	2,640,324	2,585,496	2
Interest-bearing liabilities	2,517,180	2,547,334	(1)	2,517,180	2,547,334	(1)
Stockholders' equity	440,791	451,717	(2)	440,791	451,717	(2)

Capital ratios:
Tier 1 leverage	10.79%	11.15%		10.79%	11.15%
Tier 1 capital to risk-weighted assets	14.96%	15.29%		14.96%	15.29%
Total regulatory capital to risk-weighted assets	16.21%	16.56%		16.21%	16.56%
Tangible common equity to tangible assets (4)	9.75%	9.06%		9.75%	9.06%
Average equity to average assets	11.87%	12.57%		11.71%	12.14%

Credit quality ratios:
Allowance for loan and lease losses to loans and leases	2.32%	3.08%		2.32%	3.08%
Non-performing loans to total loans	3.86%	4.27%		3.86%	4.27%
Non-performing assets to total assets	2.50%	2.87%		2.50%	2.87%
Allowance for loan and lease losses to non-performing loans	60.01%	72.08%		60.01%	72.08%
Annualized net charge-offs to average loans and leases (2)	0.37%	1.18%		0.72%	1.24%

(1)	Calculation utilizes net income available to common stockholders.
(2)	Calculation utilizes average loans and leases, excluding residential mortgage loans held-for-sale.
(3)
The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from non-interest expense; securities gains (losses) from non-interest income; OTTI; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

(4)
The tangible common equity to tangible assets ratio is a non-GAAP ratio that divides assets excluding intangible assets into stockholders' equity after deducting intangible assets, other comprehensive losses and preferred stock.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
RECONCILIATION TABLE - UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands)	2011	2010	2011	2010
GAAP efficiency ratio:
Non-interest expenses	$25,848	$25,140	$77,748	$74,711
Net interest income plus non-interest income	$39,666	$40,038	$116,624	$118,714

Efficiency ratio–GAAP	65.16%	62.79%	66.67%	62.93%

Non-GAAP efficiency ratio:
Non-interest expenses	$25,848	$25,140	$77,748	$74,711
Less non-GAAP adjustment:
Amortization of intangible assets	461	495	1,384	1,487
Non-interest expenses as adjusted	$25,387	$24,645	$76,364	$73,224

Net interest income plus non-interest income	$39,666	$40,038	$116,624	$118,714
Plus non-GAAP adjustment:
Tax-equivalent income	1,420	1,321	4,154	3,484
Less non-GAAP adjustments:
Securities gains	231	25	283	323
OTTI recognized in earnings	(76)	(380)	(160)	(469)
Net interest income plus non-interest income - as adjusted	$40,931	$41,714	$120,655	$122,344

Efficiency ratio–Non-GAAP	62.02%	59.08%	63.29%	59.85%

Tangible common equity ratio:
Total stockholders' equity	$440,791	$451,717	$440,791	$451,717
Accumulated other comprehensive income	(13,147)	(8,384)	(13,147)	(8,384)
Goodwill	(76,816)	(76,816)	(76,816)	(76,816)
Other intangible assets, net	(5,195)	(7,050)	(5,195)	(7,050)
Preferred stock	-	(40,308)	-	(40,308)
Tangible common equity	$345,633	$319,159	$345,633	$319,159

Total assets	$3,626,043	$3,606,617	$3,626,043	$3,606,617
Goodwill	(76,816)	(76,816)	(76,816)	(76,816)
Other intangible assets, net	(5,195)	(7,050)	(5,195)	(7,050)
Tangible assets	$3,544,032	$3,522,751	$3,544,032	$3,522,751

Tangible common equity ratio	9.75%	9.06%	9.75%	9.06%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF CONDITION  - UNAUDITED

	September 30,	December 31,	September 30,
(Dollars in thousands)	2011	2010	2010
Assets
Cash and due from banks	$43,132	$44,696	$40,511
Federal funds sold	1,146	1,813	1,522
Interest-bearing deposits with banks	26,535	16,608	37,692
Cash and cash equivalents	70,813	63,117	79,725
Residential mortgage loans held for sale (at fair value)	23,096	22,717	19,234
Investments available-for-sale (at fair value)	952,074	907,283	960,313
Investments held-to-maturity — fair value of $193,432, $104,124 and $111,298 at September 30, 2011, December 31, 2010 and September 30, 2010, respectively	189,520	101,590	106,553
Other equity securities	32,586	34,070	32,652
Total loans and leases	2,145,403	2,156,232	2,185,207
Less: allowance for loan and lease losses	(49,720)	(62,135)	(67,282)
Net loans and leases	2,095,683	2,094,097	2,117,925
Premises and equipment, net	48,750	49,004	48,175
Other real estate owned	7,938	9,493	10,011
Accrued interest receivable	12,382	12,570	13,083
Goodwill	76,816	76,816	76,816
Other intangible assets, net	5,195	6,578	7,050
Other assets	111,190	142,053	135,080
Total assets	$3,626,043	$3,519,388	$3,606,617

Liabilities
Noninterest-bearing deposits	$643,169	$566,812	$580,309
Interest-bearing deposits	1,997,155	1,983,060	2,005,187
Total deposits	2,640,324	2,549,872	2,585,496
Securities sold under retail repurchase agreements and federal funds purchased	79,529	96,243	97,884
Advances from FHLB	405,496	405,758	409,263
Subordinated debentures	35,000	35,000	35,000
Accrued interest payable and other liabilities	24,903	24,946	27,257
Total liabilities	3,185,252	3,111,819	3,154,900

Stockholders' Equity
Preferred stock—par value $1.00 (liquidation preference of $1,000 per share) shares authorized 83,094, issued and outstanding 41,547, net of discount of $1,239 at September 30, 2010	-	-	40,308
Common stock — par value $1.00; shares authorized 50,000,000; shares issued and outstanding 24,079,204, 24,046,627 and 24,006,748 at September 30, 2011, December 31, 2010 and September 30, 2010, respectively	24,079	24,047	24,007
Warrants	-	3,699	3,699
Additional paid in capital	177,451	177,344	176,582
Retained earnings	226,114	205,099	198,737
Accumulated other comprehensive income (loss)	13,147	(2,620)	8,384
Total stockholders' equity	440,791	407,569	451,717
Total liabilities and stockholders' equity	$3,626,043	$3,519,388	$3,606,617

Sandy Spring Bancorp, Inc. and Subsidiaries
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(Dollars in thousands, except per share data)	2011	2010	2011	2010
Interest Income:
Interest and fees on loans and leases	$26,791	$29,084	$80,597	$87,742
Interest on loans held for sale	142	148	388	321
Interest on deposits with banks	23	61	62	158
Interest and dividends on investment securities:
Taxable	5,693	6,336	16,782	18,640
Exempt from federal income taxes	2,355	1,737	6,932	5,372
Interest on federal funds sold	-	1	1	2
Total interest income	35,004	37,367	104,762	112,235
Interest Expense:
Interest on deposits	2,773	3,883	8,673	13,741
Interest on retail repurchase agreements and federal funds purchased	49	61	155	198
Interest on advances from FHLB	3,628	3,676	10,769	10,949
Interest on subordinated debt	224	248	671	693
Total interest expense	6,674	7,868	20,268	25,581
Net interest income	28,330	29,499	84,494	86,654
Provision for loan and lease losses	(3,520)	2,453	(854)	23,585
Net interest income after provision for loan and lease losses	31,850	27,046	85,348	63,069
Non-interest Income:
Investment securities gains	231	25	283	323
Total other-than-temporary impairment ("OTTI") losses	(76)	(334)	(178)	(1,168)
Portion of OTTI losses recognized in other comprehensive income, before taxes	-	(46)	18	699
Net OTTI recognized in earnings	(76)	(380)	(160)	(469)
Service charges on deposit accounts	2,444	2,567	7,133	7,984
Mortgage banking activities	1,141	1,516	2,404	2,750
Fees on sales of investment products	905	782	2,768	2,464
Trust and investment management fees	3,032	2,505	8,837	7,488
Insurance agency commissions	1,044	978	3,177	3,895
Income from bank owned life insurance	662	709	1,962	2,105
Visa check fees	927	843	2,710	2,438
Other income	1,026	994	3,016	3,082
Total non-interest income	11,336	10,539	32,130	32,060
Non-interest Expenses:
Salaries and employee benefits	14,892	13,841	44,192	41,393
Occupancy expense of premises	2,784	2,826	8,717	8,625
Equipment expenses	1,143	1,137	3,413	3,655
Marketing	468	589	1,662	1,678
Outside data services	1,073	966	3,067	3,007
FDIC insurance	709	1,056	2,489	3,383
Amortization of intangible assets	461	495	1,384	1,487
Other expenses	4,318	4,230	12,824	11,483
Total non-interest expenses	25,848	25,140	77,748	74,711
Income before income taxes	17,338	12,445	39,730	20,418
Income tax expense	6,081	3,961	12,886	5,174
Net income	$11,257	$8,484	$26,844	$15,244
Preferred stock dividends and discount accretion	-	2,074	-	4,477
Net income available to common stockholders	$11,257	$6,410	$26,844	$10,767

Net Income Per Share Amounts:
Basic net income per share	$0.47	$0.35	$1.11	$0.70
Basic net income per common share	0.47	0.27	1.11	0.49
Diluted net income per share	$0.47	$0.35	$1.11	$0.70
Diluted net income per common share	0.47	0.27	1.11	0.49
Dividends declared per common share	$0.08	$0.01	$0.24	$0.03

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2011			2010
(Dollars in thousands, except per share data)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Profitability for the quarter:
Tax-equivalent interest income	$36,424	$36,435	$36,057	$37,466	$38,688	$38,663	$38,368
Interest expense	6,674	6,854	6,740	7,161	7,868	8,512	9,201
Tax-equivalent net interest income	29,750	29,581	29,317	30,305	30,820	30,151	29,167
Tax-equivalent adjustment	1,420	1,427	1,307	1,352	1,321	1,155	1,008
Provision for loan and lease losses	(3,520)	1,151	1,515	2,323	2,453	6,107	15,025
Non-interest income	11,336	10,802	9,992	11,722	10,539	10,674	10,847
Non-interest expenses	25,848	25,838	26,062	26,201	25,140	24,758	24,813
Income (loss) before income taxes	17,338	11,967	10,425	12,151	12,445	8,805	(832)
Income tax expense (benefit)	6,081	3,671	3,134	3,875	3,961	2,546	(1,333)
Net Income	11,257	8,296	7,291	8,276	8,484	6,259	501
Net Income (loss) available to common stockholders	$11,257	$8,296	$7,291	$6,604	$6,410	$5,056	$(699)
Financial ratios:
Return on average assets	1.24%	0.93%	0.84%	0.73%	0.70%	0.56%	(0.08)%
Return on average common equity	10.42%	8.03%	7.26%	6.34%	6.26%	5.13%	(0.92)%
Return on average tangible common equity	12.90%	10.03%	9.13%	9.06%	9.08%	6.42%	0.67%
Net interest margin	3.53%	3.58%	3.65%	3.61%	3.64%	3.58%	3.56%
Efficiency ratio - GAAP (1)	65.16%	66.33%	68.58%	64.42%	62.79%	62.41%	63.61%
Efficiency ratio - Non-GAAP (1)	62.02%	62.82%	65.09%	61.85%	59.08%	59.44%	61.08%
Per share data:
Basic net income per share	$0.47	$0.34	$0.30	$0.34	$0.35	$0.26	$0.03
Basic net income (loss) per common share	0.47	0.34	0.30	0.27	0.27	0.21	(0.04)
Diluted net income per share	0.47	0.34	0.30	0.34	0.35	0.26	0.03
Diluted net income (loss) per common share	0.47	0.34	0.30	0.27	0.27	0.21	(0.04)
Average fully diluted shares	24,142,137	24,130,357	24,115,906	24,087,482	24,102,497	24,033,158	17,243,415
Dividends declared per common share	$0.08	$0.08	$0.08	$0.01	$0.01	$0.01	$0.01
Non-interest income:
Securities gains	$231	$32	$20	$473	$25	$95	$203
Net OTTI recognized in earnings	(76)	(43)	(41)	(43)	(380)	(89)	-
Service charges on deposit accounts	2,444	2,437	2,252	2,342	2,567	2,791	2,626
Mortgage banking activities	1,141	808	455	914	1,516	806	428
Fees on sales of investment products	905	1,005	858	974	782	941	741
Trust and investment management fees	3,032	3,018	2,787	2,799	2,505	2,534	2,449
Insurance agency commissions	1,044	953	1,180	1,334	978	928	1,989
Income from bank owned life insurance	662	654	646	695	709	703	693
Visa check fees	927	949	834	887	843	855	740
Other income	1,026	989	1,001	1,347	994	1,110	978
Total non-interest income	$11,336	$10,801	$9,992	$11,722	$10,539	$10,674	$10,847
Non-interest expense:
Salaries and employee benefits	$14,892	$14,676	$14,624	$14,077	$13,841	$14,181	$13,371
Occupancy expense of premises	2,784	2,790	3,143	2,852	2,826	2,709	3,090
Equipment expenses	1,143	1,128	1,142	1,153	1,137	1,304	1,214
Marketing	468	709	485	681	589	573	516
Outside data services	1,073	999	995	985	966	918	1,123
FDIC insurance	709	736	1,044	1,114	1,056	1,186	1,141
Amortization of intangible assets	461	462	461	472	495	496	496
Professional fees	1,314	1,088	1,126	1,842	1,337	1,189	1,218
Other real estate owned expenses	383	726	699	443	236	(55)	352
Other expenses	2,621	2,524	2,343	2,582	2,657	2,257	2,292
Total non-interest expense	$25,848	$25,838	$26,062	$26,201	$25,140	$24,758	$24,813

(1) The GAAP efficiency ratio is non-interest expenses divided by net interest income plus non-interest income from the Consolidated Statements of Income. The traditional, non-GAAP efficiency ratio excludes intangible asset amortization from non-interest expense; excludes securities gains; OTTI losses from non-interest income; and adds the tax-equivalent adjustment to net interest income.  See the Reconciliation Table included with these Financial Highlights.

Sandy Spring Bancorp, Inc. and Subsidiaries
HISTORICAL TRENDS - QUARTERLY FINANCIAL DATA - UNAUDITED

	2011			2010
(Dollars in thousands)	Q3	Q2	Q1	Q4	Q3	Q2	Q1
Balance sheets at quarter end:
Residential mortgage loans	$440,606	$445,605	$444,519	$436,534	$442,723	$458,502	$460,129
Residential construction loans	90,727	81,425	84,939	91,273	92,485	86,393	83,902
Commercial ADC loans	141,576	149,215	151,135	151,061	153,139	155,751	177,498
Commercial investor real estate loans	357,358	353,749	355,967	327,782	335,426	328,244	316,336
Commercial owner occupied real estate loans	519,837	511,271	509,215	503,286	511,453	511,673	518,271
Commercial business loans	226,528	225,624	231,448	250,255	240,671	263,886	279,520
Leasing	8,484	10,200	12,477	15,551	17,895	20,823	23,474
Consumer loans	360,287	360,831	360,349	380,490	391,415	393,560	397,527
Total loans and leases	2,145,403	2,137,920	2,150,049	2,156,232	2,185,207	2,218,832	2,256,657
Allowance for loan and lease losses	(49,720)	(55,246)	(58,918)	(62,135)	(67,282)	(71,377)	(69,575)
Investment securities	1,174,180	1,128,589	1,087,620	1,042,943	1,099,518	1,062,541	985,966
Interest-earning assets	3,370,360	3,322,317	3,283,819	3,240,313	3,343,173	3,437,731	3,401,162
Total assets	3,626,043	3,612,013	3,549,533	3,519,388	3,606,617	3,701,150	3,673,246
Noninterest-bearing demand deposits	643,169	648,605	619,905	566,812	580,309	593,007	560,027
Total deposits	2,640,324	2,657,861	2,599,634	2,549,872	2,585,496	2,659,956	2,653,448
Customer repurchase agreements	79,529	65,214	75,516	86,243	97,884	86,062	78,416
Total interest-bearing liabilities	2,517,180	2,515,053	2,495,916	2,520,061	2,547,334	2,597,445	2,618,178
Total stockholders' equity	440,791	423,984	409,076	407,569	451,717	483,681	471,857
Quarterly average balance sheets:
Residential mortgage loans	$453,645	$455,803	$458,329	$461,700	$466,437	$467,970	$462,803
Residential construction loans	89,128	84,144	85,891	92,033	87,522	85,617	89,732
Commercial ADC loans	145,835	149,773	149,071	155,795	154,863	165,510	182,918
Commercial investor real estate loans	350,925	352,668	340,008	330,717	335,279	324,717	317,671
Commercial owner occupied real estate loans	515,185	509,273	500,875	505,248	512,370	512,997	522,398
Commercial business loans	225,041	225,646	236,949	240,083	253,058	271,839	292,844
Leasing	9,269	11,154	14,009	16,562	19,295	22,329	24,648
Consumer loans	360,875	362,098	367,261	387,375	393,491	395,833	398,233
Total loans and leases	2,149,903	2,150,559	2,152,393	2,189,513	2,222,315	2,246,812	2,291,247
Investment securities	1,168,712	1,121,325	1,054,740	1,112,128	1,058,175	1,013,756	970,681
Total earning assets	3,355,937	3,305,059	3,237,556	3,332,705	3,360,758	3,379,388	3,318,070
Total assets	3,610,219	3,566,278	3,500,807	3,594,812	3,620,881	3,645,090	3,591,786
Noninterest-bearing demand deposits	631,192	607,092	582,441	587,570	568,835	547,245	524,313
Total deposits	2,640,729	2,607,854	2,548,117	2,584,025	2,607,190	2,612,633	2,640,853
Customer repurchase agreements	72,646	70,313	79,067	92,049	87,927	85,178	81,622
Total interest-bearing liabilities	2,524,728	2,519,114	2,485,451	2,534,716	2,571,000	2,596,353	2,653,187
Total stockholders' equity	428,511	414,624	407,007	446,256	455,101	475,521	387,099
Capital measures:
Average equity to average assets	11.87%	11.63%	11.63%	12.41%	12.57%	13.05%	10.78%
Tangible common equity to tangible assets (4)	9.75%	9.51%	9.47%	9.51%	9.06%	8.63%	8.53%
Tier 1 leverage	10.79%	10.64%	10.63%	10.30%	11.15%	12.00%	12.01%
Tier 1 capital to risk-weighted assets	14.96%	14.75%	14.21%	14.11%	15.29%	16.50%	15.77%
Total regulatory capital to risk-weighted assets	16.21%	16.01%	15.48%	15.37%	16.56%	17.77%	17.04%
Book value per common share	$18.31	$17.58	$16.99	$16.95	$17.14	$16.80	$16.33
Tangible book value per common share	14.35	13.93	13.64	13.59	13.29	13.00	12.77
Outstanding common shares	24,079,204	24,095,123	24,084,423	24,046,627	24,006,748	23,998,950	23,985,149

Sandy Spring Bancorp, Inc. and Subsidiaries
LOAN PORTFOLIO QUALITY DETAIL - UNAUDITED

	2011			2010
(dollars in thousands)	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
Non-Performing Assets:
Loans and leases 90 days past due:
Commercial business	$-	$-	$-	$19	$56	$357	$3,829
Commercial real estate:
Commercial AD&C	-	-	-	-	-	-	-
Commercial investor real estate	-	-	-	-	944	-	-
Commercial owner occupied real estate	-	-	-	-	317	160	-
Leasing	63	20	24	407	409	582	163
Consumer	373	337	169	182	550	745	848
Residential real estate:
Residential mortgage	2,291	3,820	4,616	9,871	12,545	18,131	16,879
Residential construction	-	-	2,367	3,675	3,447	4,251	3,366
Total loans and leases 90 days past due	2,727	4,177	7,176	14,154	18,268	24,226	25,085
Non-accrual loans and leases:
Commercial business	8,038	8,288	9,649	7,938	10,747	14,512	17,600
Commercial real estate:
Commercial AD&C	24,481	26,133	28,310	30,417	44,175	47,341	72,021
Commercial investor real estate	16,118	2,975	2,519	1,753	1,160	1,160	1,171
Commercial owner occupied real estate	11,847	13,019	12,304	11,781	10,197	11,620	9,327
Leasing	956	1,017	1,529	1,887	1,903	1,621	1,472
Consumer	1,478	590	720	300	20	227	604
Residential real estate:
Residential mortgage	6,081	6,295	6,652	3,946	2,149	3,011	4,120
Residential construction	5,034	5,701	5,222	5,305	3,525	4,395	4,404
Total non-accrual loans and lease	74,033	64,018	66,905	63,327	73,876	83,887	110,719
Total restructured loans - accruing	6,088	8,299	14,266	10,571	1,199	1,199	682
Total non-performing loans and leases	82,848	76,494	88,347	88,052	93,343	109,312	136,486
Other assets and real estate owned (OREO)	7,938	6,951	7,960	9,493	10,011	8,730	6,796
Other assets owned	-	-	-	200	200	-	-
Total non-performing assets	$90,786	$83,445	$96,307	$97,745	$103,554	$118,042	$143,282

	For the quarter ended,
	September 30,	June 30,	March 31,	December 31,	September 30,	June 30,	March 31,
	2011	2011	2011	2010	2010	2010	2010
Analysis of non-accrual loan and lease activity
Balance at beginning of period	$64,018	$66,905	$63,327	$73,876	$83,887	$110,719	$111,181
Non-accrual balances transferred to OREO	(142)	(791)	(535)	(222)	(1,119)	(540)	(1,982)
Non-accrual balances charged-off	(1,375)	(2,112)	(2,701)	(7,288)	(3,664)	(4,599)	(8,642)
Net payments or draws	(4,839)	(8,016)	(2,531)	(16,191)	(4,288)	(25,043)	(2,179)
Loans placed on non-accrual	17,226	8,032	9,526	13,152	2,656	5,640	12,537
Non-accrual loans brought current	(855)	-	(181)	-	(3,596)	(2,290)	(196)
Balance at end of period	$74,033	$64,018	$66,905	$63,327	$73,876	$83,887	$110,719

Analysis of Allowance for Loan Losses:
Balance at beginning of period	$55,246	$58,918	$62,135	$67,282	$71,377	$69,575	$64,559
Provision for loan and lease losses	(3,520)	1,151	1,515	2,323	2,453	6,107	15,025
Less loans charged-off, net of recoveries:
Commercial business	397	769	790	1,651	1,469	(1,325)	2,395
Commercial real estate:
Commercial AD&C	151	253	(137)	2,990	1,923	2,656	4,914
Commercial investor real estate	30	504	(4)	231	(1)	-	-
Commercial owner occupied real estate	45	113	-	464	164	515	544
Leasing	85	455	333	3	-	98	2
Consumer	375	713	1,091	610	642	947	1,072
Residential real estate:
Residential mortgage	751	1,319	2,095	1,396	2,170	1,333	793
Residential construction	172	697	564	125	181	81	289
Net charge-offs	2,006	4,823	4,732	7,470	6,548	4,305	10,009
Balance at end of period	$49,720	$55,246	$58,918	$62,135	$67,282	$71,377	$69,575

Asset Quality Ratios:
Non-performing loans to total loans	3.86%	3.58%	4.11%	4.08%	4.27%	4.93%	6.05%
Non-performing assets to total assets	2.50%	2.31%	2.71%	2.78%	2.87%	3.19%	3.90%
Allowance for loan losses to loans	2.32%	2.58%	2.74%	2.88%	3.08%	3.22%	3.08%
Allowance for loan losses to non-performing loans	60.01%	72.22%	66.69%	70.57%	72.08%	65.30%	50.98%
Net charge-offs in quarter to average loans	0.37%	0.90%	0.89%	1.37%	1.18%	0.77%	1.78%

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Three Months Ended September 30,
	2011			2010
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$453,645	$5,375	4.74%	$466,437	$6,081	5.23%
Residential construction loans	89,128	898	4.00	87,522	964	4.37
Commercial ADC loans	145,835	1,688	4.59	154,863	1,768	4.53
Commercial investor real estate loans	350,925	4,908	5.49	335,279	5,094	6.03
Commercial owner occupied real estate loans	515,185	7,760	6.01	512,370	7,784	6.03
Commercial business loans	225,041	2,844	5.01	253,058	3,397	5.33
Leasing	9,269	157	6.79	19,295	340	7.06
Consumer loans	360,875	3,303	3.63	393,491	3,804	3.86
Total loans and leases (2)	2,149,903	26,933	4.98	2,222,315	29,232	5.23
Taxable securities	916,982	6,044	2.64	906,231	6,463	2.91
Tax-exempt securities (4)	251,730	3,424	5.44	151,944	2,931	7.03
Interest-bearing deposits with banks	35,992	23	0.25	78,355	61	0.31
Federal funds sold	1,330	-	0.13	1,913	1	0.18
Total interest-earning assets	3,355,937	36,424	4.32	3,360,758	38,688	4.57

Less: allowance for loan and lease losses	(55,980)			(71,059)
Cash and due from banks	47,421			44,806
Premises and equipment, net	49,037			48,518
Other assets	213,804			237,858
Total assets	$3,610,219			$3,620,881

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$346,941	102	0.12%	$299,110	82	0.11%
Regular savings deposits	187,060	47	0.10	166,989	41	0.10
Money market savings deposits	865,492	909	0.42	886,296	1,125	0.50
Time deposits	610,044	1,715	1.12	685,960	2,635	1.52
Total interest-bearing deposits	2,009,537	2,773	0.55	2,038,355	3,883	0.76
Other borrowings	74,657	49	0.26	88,308	61	0.27
Advances from FHLB	405,534	3,628	3.55	409,337	3,676	3.56
Subordinated debentures	35,000	224	2.55	35,000	248	2.84
Total interest-bearing liabilities	2,524,728	6,674	1.05	2,571,000	7,868	1.21

Noninterest-bearing demand deposits	631,192			568,835
Other liabilities	25,788			25,945
Stockholders' equity	428,511			455,101
Total liabilities and stockholders' equity	$3,610,219			$3,620,881

Net interest income and spread		$29,750	3.27%		$30,820	3.36%
Less: tax-equivalent adjustment		1,420			1,321
Net interest income		$28,330			$29,499

Interest income/earning assets			4.32%			4.57%
Interest expense/earning assets			0.79			0.93
Net interest margin			3.53%			3.64%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2011 and  2010. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $1.4 million and $1.3 million in 2011 and 2010, respectively.

(2)	Non-accrual loans are included in the average balances.
(3)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(4)	Includes only investments that are exempt from federal taxes.

Sandy Spring Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCES, YIELDS AND RATES - UNAUDITED

	Nine Months Ended September 30,
	2011			2010
			Annualized			Annualized
	Average	(1)	Average	Average	(1)	Average
(Dollars in thousands and tax-equivalent)	Balances	Interest	Yield/Rate	Balances	Interest	Yield/Rate
Assets
Residential mortgage loans (3)	$455,909	$16,747	4.89%	$465,393	$18,989	5.44%
Residential construction loans	86,399	2,448	3.79	87,616	3,044	4.65
Commercial ADC loans	148,215	4,813	4.34	157,253	4,587	3.90
Commercial investor real estate loans	347,926	15,236	5.94	337,127	15,241	6.04
Commercial owner occupied real estate loans	508,478	22,686	6.05	515,119	23,288	6.04
Commercial business loans	229,168	8,493	4.95	272,435	10,249	5.03
Leasing	11,460	576	6.70	22,071	1,185	7.16
Consumer loans	363,388	9,986	3.70	395,835	11,480	3.90
Total loans and leases (2)	2,150,943	80,985	5.03	2,252,849	88,063	5.22
Taxable securities	879,230	17,810	2.70	855,243	19,227	3.02
Tax-exempt securities (4)	236,113	10,058	5.68	159,281	8,269	6.92
Interest-bearing deposits with banks	32,257	62	0.25	83,351	158	0.25
Federal funds sold	1,408	1	0.14	1,814	2	0.17
Total interest-earning assets	3,299,951	108,916	4.41	3,352,538	115,719	4.61

Less: allowance for loan and lease losses	(58,672)			(70,145)
Cash and due from banks	45,587			44,633
Premises and equipment, net	49,130			48,876
Other assets	223,506			243,100
Total assets	$3,559,502			$3,619,002

Liabilities and Stockholders' Equity
Interest-bearing demand deposits	$336,020	278	0.11%	$288,637	256	0.12%
Regular savings deposits	182,424	142	0.10	163,687	128	0.10
Money market savings deposits	855,458	2,865	0.45	892,838	4,006	0.60
Time deposits	618,250	5,388	1.17	727,980	9,351	1.72
Total interest-bearing deposits	1,992,152	8,673	0.58	2,073,142	13,741	0.89
Other borrowings	77,135	155	0.27	87,881	198	0.30
Advances from FHLB	405,621	10,769	3.55	410,523	10,949	3.57
Subordinated debentures	35,000	671	2.55	35,000	693	2.64
Total interest-bearing liabilities	2,509,908	20,268	1.08	2,606,546	25,581	1.31

Noninterest-bearing demand deposits	607,087			546,961
Other liabilities	25,714			26,006
Stockholders' equity	416,793			439,489
Total liabilities and stockholders' equity	$3,559,502			$3,619,002

Net interest income and spread		$88,648	3.33%		$90,138	3.30%
Less: tax-equivalent adjustment		4,154			3,484
Net interest income		$84,494			$86,654

Interest income/earning assets			4.41%			4.61%
Interest expense/earning assets			0.82			1.02
Net interest margin			3.59%			3.59%

(1)
Tax-equivalent income has been adjusted using the combined marginal federal and state rate of 39.88% for 2011 and  2010. The annualized taxable-equivalent adjustments utilized in the above table to compute yields aggregated to $4.2 million and $3.5 million in 2011 and 2010, respectively.

(2)	Non-accrual loans are included in the average balances.
(3)	Includes residential mortgage loans held for sale. Home equity loans and lines are classified as consumer loans.
(4)	Includes only investments that are exempt from federal taxes.